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                                                                    EXHIBIT 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 29, 2000 relating to our audits of consolidated financial statements and financial statement schedule of Service Corporation International ("SCI"), which appear in SCI's Annual Report on Form 10-K for the year ended December 31, 1999.


/s/ PricewaterhouseCoopers LLP
Houston, TX
November 13, 2000